UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                             January 22, 2003

                      EMPIRE PETROLEUM CORPORATION


        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

15 E. 5th Street, Suite 4000                 74103-4346
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-587-8093)

ITEM 9.  Regulation F D Disclosure
A letter to the shareholders of Empire Petroleum Corporation is attached hereto as Exhibit 20.1 to this Form 8-K.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date:  January 22, 2003

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer








EXHIBIT 20.1


(EMPIRE LOGO)


January 22, 2003



Dear Shareholders:

	This letter is to update you on the current status of the Company, its financial position and the Cheyenne River Project in Wyoming.

	The Company continues with its effort to market an interest in the Cheyenne River Project in Wyoming. Based on the results of the first well (The Timber Draw Unit No. 1-AH), our geological consultants are convinced the best way to explore this project is with a 3-D seismograph survey covering a sixteen square mile area centered on the No. 1-AH location. However, we have not been able to sell an interest in the project as of the date of this letter. We had hoped to sell a net 50% interest leaving the Company a 25% interest. The Company has found that it is currently very difficult to get anyone in the oil industry to consider an exploration type project, except for large projects on the Gulf
Coast and offshore. We will continue our sales effort, however, lease rental payments of $126,489, of which the Company's share will be $94,867, will be due April 1, 2003, and the Company does not have the funds to pay its share of these rentals.
If the Company has not made the sale of an interest in the project by March 1, 2003, we will then attempt to interest a third party in paying the rentals for an interest.

	The Company's financial condition is not good. It owes approximately $700,000, much of which is attributable to costs of the No. 1-AH well. Approximately $422,542 of this amount has been loaned to the Company by its Chief Executive Officer and Chairman to replace certain creditors, including Baker Hughes who obtained a judgment against the Company for unpaid bills related to the No. 1-AH well. Other monies have been spent on overhead, rentals, legal, etc. Aside from not being able to convert a portion of the Cheyenne River Project to cash, we also have not been able to raise additional funds in the capital markets.

	Management is currently considering how best to solve the Company's financial problems. One possibility is to propose exchanging shares for a large portion of the debt, including that debt owed to the Company's Chief Executive Office and Chairman. Based on the current market value of the shares (bid $.015 cents, ask $0.02 cents), this would create a large number of shares being issued, which would likely cause management to propose a reverse split of the shares to make the Company more attractive to the market.

	We also have some very sad news to report. Tom Bradley, Sr., the Company's President and a Director, passed away on December 31, 2002. Tom was associated with the Company for several years as a valued member of the management team. We will miss him very much and our sympathy goes out to his family. We currently have no plans to replace Tom as an officer or director.

Yours very truly,


/s/Albert E. Whitehead
Chief Executive Officer